Exhibit 99.2

Unaudited Consolidated Pro Forma Financial Statements

Effective as of November 9, 2017, Sharyland Distribution & Transmission Services, L.L.C. (SDTS), which is the regulated subsidiary of InfraREIT, Inc. (InfraREIT or Company), exchanged $401 million of net assets for $383 million of net transmission assets owned by Oncor Electric Delivery Company LLC (Oncor). Additionally, SDTS acquired a $17 million regulatory liability from Oncor and Oncor assumed a $4 million regulatory liability from SDTS. This transaction resulted in net cash to SDTS of $18 million from Oncor. Collectively, this transaction is referred to as the “asset exchange transaction.” In connection with the closing of the asset exchange transaction, effective November 9, 2017, SDTS and its sole tenant, Sharyland Utilities, L.P. (Sharyland), amended certain of their lease agreements to remove the assets that were transferred to Oncor and place under lease the assets that were acquired from Oncor.

In accordance with the Agreement and Plan of Merger, dated July 21, 2017, among SDTS, Sharyland, Oncor and certain other parties thereto, the asset exchange transaction is subject to customary adjustments for a 45-day period after the closing of the transaction. Differences between these preliminary amounts and the final amounts may occur, but these differences are not expected to have a material impact on the accompanying unaudited consolidated pro forma financial statements or the Company’s future results of operations and financial position.

The unaudited consolidated pro forma financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes included in InfraREIT’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission (SEC) on February 28, 2017 (2016 Form 10-K) and InfraREIT’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 filed with the SEC on November 2, 2017 (2017 Form 10-Q).

The unaudited consolidated pro forma financial information of InfraREIT has been prepared by treating the asset exchange transaction with Oncor as a nonmonetary asset exchange for accounting purposes. The unaudited consolidated pro forma balance sheet as of September 30, 2017 assumes that the asset exchange transaction was completed on September 30, 2017. The unaudited consolidated pro forma income statements for the year ended December 31, 2016 and nine months ended September 30, 2017 give effect to the asset exchange transaction as if it had been completed as of January 1, 2016. The unaudited consolidated pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the Company’s actual results of operations or financial condition had the asset exchange transaction been completed on the dates described above, nor is it necessarily indicative of the Company’s results of operations in future periods of the future financial position of the assets and operations. The financial information should be read in conjunction with the accompanying notes to the unaudited consolidated pro forma financial information.

The pro forma financial information presented reflects events directly attributable to the asset exchange transaction and certain assumptions the Company believes are reasonable. The pro forma adjustments are based on currently available information and certain estimates and assumptions. Therefore, actual adjustments may differ from the pro forma adjustments. However, management believes the pro forma assumptions provide a reasonable basis for presenting significant effects of the asset exchange transaction as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited consolidated pro forma financial statements.

The unaudited consolidated pro forma financial statements and accompanying notes have been prepared in conformity with generally accepted accounting principles in the United States of America which are consistent with those principles used in the historical consolidated financial statements and the related notes included in the 2016 Form 10-K and the 2017 Form 10-Q.

InfraREIT, Inc.

Consolidated Pro Forma Balance Sheet

As of September 30, 2017

(In thousands)

(Unaudited)

	InfraREIT, Inc. Historical	Asset Exchange		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$4,186	$17,936	(1)	$22,122
Restricted cash	1,682	—		1,682
Due from affiliates	28,518	—		28,518
Inventory	7,181	(148	)(1)	7,033
Prepaids and other current assets	753	—		753

Total current assets	42,320	17,788		60,108
Electric Plant, net	1,752,645	(401,109	)(1)	1,747,665
		383,321	(1)
		(3,732	)(2)
		16,540	(3)
Goodwill	138,384	—		138,384
Other Assets	35,378	—		35,378

Total Assets	$1,968,727	$12,808		$1,981,535

Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$32,052	$—		$32,052
Short-term borrowings	35,000	—		35,000
Current portion of long-term debt	67,632	—		67,632
Dividends and distributions payable	15,169	—		15,169
Accrued taxes	5,288	—		5,288

Total current liabilities	155,141	—		155,141
Long-Term Debt, Less Deferred Financing Costs	843,884	—		843,884
Regulatory Liability	28,486	(3,732	)(2)	41,294
		16,540	(3)

Total liabilities	1,027,511	12,808		1,040,319

Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,778,490 issued and outstanding	438	—		438
Additional paid-in capital	706,337	—		706,337
Accumulated deficit	(20,494)	—		(20,494)

Total InfraREIT, Inc. equity	686,281	—		686,281
Noncontrolling interest	254,935	—		254,935

Total equity	941,216	—		941,216

Total Liabilities and Equity	$1,968,727	$12,808		$1,981,535

See accompanying notes to the unaudited pro forma consolidated financial statements.

InfraREIT, Inc.

Consolidated Pro Forma Statement of Operations

Nine Months Ended September 30, 2017

(In thousands, except per share amounts)

(Unaudited)

	InfraREIT, Inc. Historical	Adjustments		Pro Forma
Lease revenue
Base rent	$122,382	$(30,814	)(4)	$124,691
		33,123	(5)
Percentage rent	9,282	(3,499	)(4)	5,783
		—	(5)

Total lease revenue	131,664	(1,190)		130,474

Operating costs and expenses
General and administrative expense	19,565	—		19,565
Depreciation	38,997	(14,064	)(6)	32,269
		7,336	(7)

Total operating costs and expenses	58,562	(6,728)		51,834

Income from operations	73,102	5,538		78,640

Other (expense) income
Interest expense, net	(30,196)	(273	)(8)	(30,469)
Other income (expense), net	351	(25	)(8)	326

Total other expense	(29,845)	(298)		(30,143)

Income before income taxes	43,257	5,240		48,497
Income tax expense (benefit)	873	(3	)(9)	870

Net income	42,384	5,243		47,627
Less: Net income attributable to noncontrolling interest	11,797	1,459	(10)	13,256

Net income attributable to InfraREIT, Inc.	$30,587	$3,784		$34,371

Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.70	$0.09		$0.79

Diluted	$0.70	$0.09		$0.79

Cash dividends declared per common share	$0.50	$—		$0.50

See accompanying notes to the unaudited pro forma consolidated financial statements.

InfraREIT, Inc.

Consolidated Pro Forma Statement of Operations

Year Ended December 31, 2016

(In thousands, except per share amounts)

(Unaudited)

	InfraREIT, Inc. Historical	Adjustments		Pro Forma
Lease revenue
Base rent	$145,030	$(34,555	)(11)	$154,639
		44,164	(12)
Percentage rent	27,069	(9,383	)(11)	17,686
		—	(12)

Total lease revenue	172,099	226		172,325

Operating costs and expenses
General and administrative expense	21,852	—		21,852
Depreciation	46,704	(18,755	)(13)	37,731
		9,782	(14)

Total operating costs and expenses	68,556	(8,973)		59,583

Income from operations	103,543	9,199		112,742

Other (expense) income
Interest expense, net	(36,920)	(708	)(15)	(37,628)
Other income (expense), net	3,781	(833	)(15)	2,948

Total other expense	(33,139)	(1,541)		(34,680)

Income before income taxes	70,404	7,658		78,062
Income tax expense	1,103	1	(16)	1,104

Net income	69,301	7,657		76,958
Less: Net income attributable to noncontrolling interest	19,347	2,130	(17)	21,477

Net income attributable to InfraREIT, Inc.	$49,954	$5,527		$55,481

Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$1.14	$0.13		$1.27

Diluted	$1.14	$0.13		$1.27

Cash dividends declared per common share	$1.00	$—		$1.00

See accompanying notes to the unaudited pro forma consolidated financial statements.

InfraREIT, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

A.	Adjustments to the Pro Forma Consolidated Balance Sheet

The adjustments to the pro forma consolidated balance sheet as of September 30, 2017 are as follows:

(1)	Reflects the $401 million of net assets SDTS exchanged for $383 million of Oncor’s transmission assets and $18 million of cash pursuant to the asset exchange transaction as described below.

(in thousands)
Net assets transferred to Oncor
Gross transmission plant	$2,675
Gross distribution plant	498,447
Gross general plant	13,011
Construction work in progress	22,699

Total electric plant	536,832
Accumulated depreciation	(135,723)

Electric plant, net	401,109
Inventory	148

Total assets	$401,257

Net transmission assets acquired from Oncor
Gross transmission plant	$432,592
Construction work in progress	47

Total transmission plant	432,639
Accumulated depreciation	(49,318)

Transmission plant, net	$383,321

(2)	Reflects the adjustment to the regulatory liability for the portion related to the assets being transferred to Oncor.

(3)	Reflects the adjustment to the regulatory liability for the portion related to the transmission assets being acquired from Oncor.

B.	Adjustments to the Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2017

The adjustments to the pro forma consolidated statement of operations for the nine months ended September 30, 2017 are as follows:

(4)	Reflects the elimination of base and percentage rent revenue associated with the assets transferred to Oncor.

(5)	Reflects the recognition of base rent revenue for the transmission assets acquired from Oncor. There is no percentage rent revenue recognized for the transmission assets.

(6)	Reflects the elimination of the deprecation expense related to the assets transferred to Oncor.

(7)	Reflects depreciation expense associated with the transmission assets acquired from Oncor.

(8)	Reflects the reduction in the allowance for funds used during construction (AFUDC) on debt and AFUDC on other funds associated with the construction work in progress (CWIP) assumed by Oncor related to assets under construction.

(9)	Represents the margin tax effect on revenue related to the removal of the assets that were transferred to Oncor as well as the transmission assets acquired from Oncor.

(10)	Reflects the effect of the pro forma adjustments on net income between InfraREIT, Inc. and the noncontrolling interest. There was no change in ownership of the outstanding partnership units (OP Units) of InfraREIT Partners, LP (Operating Partnership) as of September 30, 2017 at which time InfraREIT held 72.2% and Hunt Consolidated, Inc. affiliates, current or former employees and members of InfraREIT’s board of directors held the other 27.8% of the outstanding OP Units.

C.	Adjustments to the Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2016

The adjustments to the pro forma consolidated statement of operations for the year ended December 31, 2016 are as follows:

(11)	Reflects the elimination of base and percentage rent revenue associated with the assets transferred to Oncor.

(12)	Reflects the recognition of base rent revenue for the transmission assets acquired from Oncor. There is no percentage rent revenue recognized for the transmission assets.

(13)	Reflects the elimination of depreciation expense related to the assets transferred to Oncor.

(14)	Reflects depreciation expense associated with the transmission assets acquired from Oncor.

(15)	Reflects the reduction for both AFUDC debt and AFUDC on other funds associated with the CWIP assumed by Oncor related to the assets under construction.

(16)	Represents the margin tax effect on the revenue related to the removal of the assets that were transferred to Oncor as well as the transmission assets acquired from Oncor.

(17)	Reflects the effect of the pro forma adjustments on net income between InfraREIT, Inc. and the noncontrolling interest. There was no change in ownership of the OP Units of the Operating Partnership as of December 31, 2016 at which time InfraREIT held 72.2% and Hunt Consolidated, Inc. affiliates, current or former employees and members of InfraREIT’s board of directors held the other 27.8% of the outstanding OP Units.